                                                                    Exhibit 21.1


                              LIST OF SUBSIDIARIES



NAME OF SUBSIDIARY                              INCORPORATION STATE


Wheeling-Pittsburgh Steel Corporation           Delaware

WP Steel Venture Corporation                    Delaware